UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2006

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3115 Merryfield Row, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Jennifer K. Crittenden has submitted her resignation from her position as Vice President, Finance (and principal accounting officer), to be effective January 17, 2007, in order to accept a chief financial officer position at another company. Ms. Crittenden's responsibilities as the Company’s principal accounting officer will be assumed by James T. Glover, the Company’s recently appointed Senior Vice President, Operations and Chief Financial Officer.

Mr. Glover joined Anadys on September 25, 2006 as the Company’s Senior Vice President, Operations and Chief Financial Officer and has served as the Company’s principal financial officer since that date. Previously, he served as Senior Vice President and Chief Financial Officer of Beckman Coulter, Inc., a clinical diagnostics and biomedical research company, from 2003 to 2006. Previously at Beckman Coulter, Inc., Mr. Glover held the positions of Vice President, Controller and Chief Accounting Officer during 2003 and Vice President and Treasurer from 1999 to 2003. Before that, he held a variety of financial management positions at Beckman Coulter, Inc. Mr. Glover received a B.S. in Accounting from California State Polytechnic University and a Masters in Business Administration (M.B.A.) from Pepperdine University. Mr. Glover is a certified public accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.

December 22, 2006	By:	James T. Glover

Name: James T. Glover
Title: Senior Vice President, Operations and Chief Financial Officer